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                                                                    Exhibit 23.1

                            [Letterhead of KPMG LLP]

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
CT Communications, Inc.:

We consent to the incorporation by reference in this registration statement on Form S-8 of CT Communications, Inc. to be filed on or about July 25, 2001, of our report dated February 23, 2001 related to the consolidated financial statements and schedule of CT Communications, Inc. and Subsidiaries for the year ended December 31, 2000 included in the Company's Annual Report on Form 10-K also incorporated by reference.

                                        /s/ KPMG LLP

Charlotte, North Carolina
July 23, 2001